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                                                                     EXHIBIT 3.4


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                                                                  EXECUTION COPY

                                   SCHEDULE IV

                       6% Series D Convertible Redeemable
                            Preferred Shares due 2007



              Loral Space & Communications Ltd., an exempted company organized under the laws of Bermuda (the "Company"), certifies that pursuant to the authority contained in its Memorandum of Association (the "Memorandum of Association") and its Bye-Laws (the "Bye-Laws"), and in accordance with Bermuda law, the Board of Directors (or a duly authorized committee thereof) of the Company at meetings duly called and held on February 7, 2000, and February 14, 2000, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

              RESOLVED, that pursuant to the authority vested in the Board of Directors by the Memorandum of Association and Bye-Laws, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preference stock having the following designation, voting powers, preferences and relative, participating, optional and other special rights:

              Capitalized terms used herein are defined in Section 15.

              1. Number and Designation. The Company shall have a class of preference shares, which shall be designated as its 6% Series D Convertible Redeemable Preferred Shares due 2007 (the "Series D Preferred Shares"), par value U.S.$0.01 per share, with 9,600,000 shares initially authorized and, subject to the limitations set forth herein, such number of additional shares as are authorized from time to time by resolution of the Board of Directors of the Company and as set forth in the Bye-Laws of the Company. Unless otherwise specified, references herein to any "Section" refer to the Section number specified in this Schedule IV.


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              2.     Issuance. The Company may issue Series D Preferred Shares
from time to time as may be determined by the Board of Directors (or any committee thereof) of the Company.

              3. Registered Form; Liquidation Preference; Registrar. Certificates for Series D Preferred Shares shall be issuable only in registered form and only with a liquidation preference of U.S.$50 per share. The Company hereby appoints The Bank of New York as its initial Registrar and Transfer Agent (the "Registrar") for the Series D Preferred Shares.

              4. Registration; Transfer. (a) The Series D Preferred Shares have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be resold, pledged or otherwise transferred prior to the date when they no longer constitute "restricted securities" for purposes of Rule 144(k) under the Securities Act other than (i) to the Company, (ii) to "qualified institutional buyers" ("QIBs") pursuant to and in compliance with Rule 144A ("Rule 144A") under the Securities Act, (iii) pursuant to and in compliance with Rule 904 of Regulation S under the Securities Act ("Regulation S"), (iv) pursuant to an exemption from registration under the Securities Act, or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of Bermuda or any state of the United States. Until such time as determined by the Company and the Registrar, certificates evidencing the Series D Preferred Shares shall contain a legend (the "Restricted Shares Legend") evidencing the foregoing restrictions in substantially the form set forth on the form of Series D Preferred Share attached hereto as Exhibit A.

              (b) Series D Preferred Shares issued to QIBs in reliance on Rule 144A or sold in reliance on Regulation S, as provided in the Purchase Agreement, shall be issued in the form of one or more permanent global Series D Preferred Shares in definitive, fully registered form with the global legend (the "Global Shares Legend") and the Restricted Shares Legend set forth on the form of Series D Preferred Share attached hereto as Exhibit A (each, a "Global Series D Preferred Share"), which shall be deposited on behalf of the


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holders of the Series D Preferred Shares represented thereby with the Registrar, at its New York office, as custodian for The Depository Trust Company, New York, New York ("DTC") or its nominee and their respective successors (the "Depositary"), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned and registered by the Registrar as hereinafter provided. The aggregate liquidation preference of the Global Series D Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.

              (c) This paragraph shall apply only to a Global Series D Preferred Share deposited with or on behalf of the Depositary. The Company shall execute and the Registrar shall, in accordance with this Section, countersign and deliver initially one or more Global Series D Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Schedule with respect to any Global Series D Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Series D Preferred Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Series D Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Series D Preferred Share. Except as provided in Section 5(b), owners of beneficial interests in Global Series D Preferred Shares will not be entitled to receive physical delivery of certificated Series D Preferred Shares.


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              (d)    No certificate evidencing Series D Preferred Shares shall
be valid unless it bears the countersignature of the Registrar.

              5. Paying Agent and Conversion Agent. (a) The Company shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Series D Preferred Shares may be presented for payment (the "Paying Agent") and (ii) an office or agency where Series D Preferred Shares may be presented for conversion (the "Conversion Agent"). The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and, with respect to payments hereunder by delivery of Common Shares, may include the Common Share Transfer Agent, and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar, coregistrar or Conversion Agent.


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              (b)    Notwithstanding any provision to the contrary herein, so
long as a Global Series D Preferred Share remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Series D Preferred Share, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 4 and this Section 5; provided, however, that beneficial interests in a Global Series D Preferred Share may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Global Series D Preferred Share in accordance with the transfer restrictions set forth in the Restricted Shares Legend:

              (i) Except for transfers or exchanges made in accordance with any of clauses (b)(ii) through (v) of this Section 5, transfers of a Global Series D Preferred Share shall be limited to transfers of such Global Series D Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

              (ii) If an owner of a beneficial interest in a Global Series D Preferred Share deposited with the Depositary or with the Registrar as custodian for the Depositary wishes at any time to transfer its interest in such Global Series D Preferred Share to a person who is required to take delivery thereof in the form of Restricted Series D Preferred Shares, such owner may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for one or more certificates evidencing such Restricted Series D Preferred Shares. Upon receipt by the Registrar, at its office in The City of New York of (A) instructions from the Depositary directing the Registrar to countersign and deliver one or more Restricted Series D Preferred Shares equal in number of shares to the beneficial interest in the Global Series D Preferred Share to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the number of Restricted Series D Preferred Shares to be so issued and appropriate delivery instructions, (B) a certificate in the form of Exhibit B attached hereto given by the transferor, to the effect set forth therein, and (C) such other certifications, legal opinions or other information as


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       the Company, the Depositary or the Registrar may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar will instruct the Depositary to reduce or cause to be reduced such Global Series D Preferred Share by the number of shares of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Global Series D Preferred Share that is being transferred, and concurrently with such reduction and debit, the Company shall execute, and the Registrar shall countersign and deliver, one or more Restricted Series D Preferred Shares representing the same number of shares in accordance with the instructions referred to above.

              (iii) If a holder of Restricted Series D Preferred Shares wishes at any time to transfer all or part of such Restricted Series D Preferred Shares to a person who is required to take delivery thereof in the form of Restricted Series D Preferred Shares, such holder may, subject to the restrictions on transfer set forth herein and in the certificate representing such Restricted Series D Preferred Shares, cause the exchange of such Restricted Series D Preferred Shares for one or more certificates evidencing such Restricted Series D Preferred Shares. Upon receipt by the Registrar, at its office in The City of New York of (A) such Restricted Series D Preferred Shares, duly endorsed as provided herein, (B) instructions from such holder directing the Registrar to authenticate and deliver one or more certificates evidencing Restricted Series D Preferred Shares, such instructions to contain the name of the transferee and the number of the Restricted Series D Preferred Shares to be so issued and appropriate delivery instructions, (C) a certificate from the holder of the Restricted Series D Preferred Shares to be exchanged in the form of Exhibit B attached hereto given by the transferor, to the effect set forth therein, and (D) such other certifications, legal opinions or other information as the Company or the Registrar may reasonably require to confirm that such transfer is being made pursuant to an


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       exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall cancel or cause to be canceled such Restricted Series D Preferred Share and concurrently therewith, the Company shall execute, and the Registrar shall countersign and deliver, one or more Restricted Series D Preferred Shares representing the number of shares transferred in accordance with the instructions referred to above.

              (iv) If a holder of Restricted Series D Preferred Shares wishes at any time to transfer all or part of such Restricted Series D Preferred Shares to a person who is eligible to take delivery thereof in the form of a beneficial interest in a Global Series D Preferred Share, such holder may, subject to the restrictions on transfer set forth herein and in the certificate representing such Restricted Series D Preferred Shares, cause the exchange of such Restricted Series D Preferred Shares for beneficial interests in a Global Series D Preferred Share. Upon receipt by the Registrar, at its office in The City of New York of (A) such Restricted Series D Preferred Shares, duly endorsed as provided herein, (B) instructions from such holder directing the Registrar to increase the Global Series D Preferred Share, such instructions to contain the name of the transferee and appropriate account information,
       (C) a certificate from the holder of the Restricted Series D Preferred Shares to be exchanged in the form of Exhibit B attached hereto given by the transferor, to the effect set forth therein, and (D) such other certifications, legal opinions or other information as the Company, the Depositary or the Registrar may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall cancel or cause to be canceled such Restricted Series D Preferred Shares and concurrently therewith, the Registrar will instruct the Depositary to increase or cause to be increased the Global Series D Preferred Share by the aggregate number of shares of the Restricted Series D Preferred Shares to be exchanged and to credit or cause to be credited to the account of


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       the transferee the beneficial interest in the Global Series D Preferred
       Share that is being transferred.

              (v) In the event that a Global Series D Preferred Share is exchanged for Series D Preferred Shares in definitive registered form pursuant to this Section, prior to the effectiveness of a Shelf Registration Statement with respect to such Series D Preferred Shares, such Series D Preferred Shares may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii), (iii) and (iv) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S or are otherwise exempt under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company, the Depositary or the Registrar.

              (c) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement relating to the Series D Preferred Shares, Common Shares issuable (A) as dividends thereon, (B) on conversion thereof or (C) in redemption thereof, and any securities into which such Series D Preferred Shares or Common Shares shall be converted or into which they shall be changed by operation of law or otherwise (collectively, the "Registrable Securities"), if Series D Preferred Shares are issued upon the transfer, exchange or replacement of Series D Preferred Shares bearing the Restricted Shares Legend, or if a request is made to remove such Restricted Shares Legend on Series D Preferred Shares, the Series D Preferred Shares so issued shall bear the Restricted Shares Legend, or the Restricted Shares Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company or the Registrar, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or, with respect to Restricted Series D Preferred Shares, that such Series D Preferred Shares are not "restricted securities" within the meaning of Rule 144 under


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the Securities Act. Upon provision of such satisfactory evidence, the Registrar, at the direction of the Company, shall countersign and deliver Series D
Preferred Shares that do not bear the Restricted Shares Legend.

              (d) The Registrar shall have no responsibility for any actions taken or not taken by the Depositary.

              (e) Each holder of a Series D Preferred Share agrees to indemnify the Company and the Registrar against any liability that may result from the transfer, exchange or assignment of such holder's Series D Preferred Share in violation of any provision of this Schedule and/or applicable U.S. Federal or State securities law; provided, however, that such indemnity shall not apply to acts of wilful misconduct or gross negligence on the part of the Company or the Registrar, as the case may be.

              (f) Payments (whether in cash or, as permitted by Section 11, in Common Shares) due on the Series D Preferred Shares shall be payable at the office or agency of the Company maintained for such purpose in The City of New York and at any other office or agency maintained by the Company for such purpose. If any such payment is in cash, it shall be payable by United States dollar check drawn on, or wire transfer (provided that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a United States dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Company payment of dividends in cash may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Series D Preferred Share register.

              6. Dividend Rights. (a) The Company shall pay, and the holders of the Series D Preferred Shares shall be entitled to receive, cumulative dividends from the date of initial issuance of such Series D Preferred Shares at a rate of 6% per annum on the amount of the liquidation preference of the Series D Preferred Shares. Dividends will be computed on the basis of a 360-day year of twelve 30-day months and will be payable quarterly, subject to Section 11, (i) in cash, (ii) by delivery of Common Shares or (iii) through any combination of the foregoing in arrears on February 15, May 15, August 15 and November 15 of each year


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(each a "Dividend Payment Date"), commencing May 15, 2000 until the liquidation preference thereof is paid or made available for payment provided, however, that if such date is not a Business Day, then the Dividend Payment Date shall be the next Business Day. The Company may elect not to declare dividend payments on any Dividend Payment Date; provided, however, that dividends on the Series D Preferred Shares will accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Company will take all actions required or permitted under The Companies Act 1981 of Bermuda (the "Companies Act") to permit the payment of dividends on the Series D Preferred Shares. Arrearages of unpaid dividends ("Accumulated Dividends") will not themselves bear interest or be added to the liquidation preference of the Series D Preferred Shares.

              (b) Pursuant to the terms of the Registration Rights Agreement, a "Registration Default" will occur

              (i) if the Company fails to file a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Registrable Securities within 90 days after the Closing Date;

              (ii) if the Shelf Registration Statement is not declared effective on or prior to the date that is 180 days after the Closing Date; and

              (iii) if the Shelf Registration Statement has been declared effective by the SEC and such Shelf Registration Statement ceases to be effective or to be usable as contemplated by Section 2(b) of the Registration Rights Agreement at any time during the Shelf Registration Period (as defined in the Registration Rights Agreement) (without being succeeded by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is itself declared effective) for any period of 10 consecutive Trading Days or for any 20 Trading Days in any 180-day period in connection with resales of Transfer Restricted Securities (provided, that the


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       Company will have the option of suspending the effectiveness of the Shelf
       Registration Statement, or of notifying holders of Transfer Restricted Securities that the Shelf Registration Statement shall be deemed not to be effective (in which case the Shelf Registration Statement shall be deemed not to be effective for purposes of the Series D Preferred
       Shares), without becoming obligated to pay Preferred Shares Liquidated Damages for periods of up to a total of 60 days in any calendar year if the Board of Directors of the Company determines that compliance with the disclosure obligations necessary to maintain the effectiveness of the Shelf Registration Statement at such time could reasonably be expected to have an adverse effect on the Company or a pending corporate transaction)

(each of the foregoing clauses (i) through (iii), a "Registration Default") and additional dividends ("Preferred Shares Liquidated Damages") will accrue on the Series D Preferred Shares, from and including the date of such Registration Default to but excluding the day on which such Registration Default has been cured. In the event of each such Registration Default, the Company shall pay Preferred Shares Liquidated Damages to each holder of Series D Preferred Shares that are Transfer Restricted Securities at a rate of 0.25% per annum of the liquidation preference of such Series D Preferred Shares, which shall accrue from the date of the Registration Default to and including the 90th day following such Registration Default and increase by 0.25% for each subsequent 90 day period; provided, however, that such Preferred Shares Liquidated Damages may not accrue at any time at a rate greater than 1.00% per annum of the liquidation preference of the Series D Preferred Shares. Following the cure of all Registration Defaults, the accrual of Preferred Shares Liquidated Damages with respect to such Series D Preferred Shares shall cease (without in any way limiting the effect of any subsequent Registration Default).

              7. Payment of Dividend; Mechanics of Payment; Dividend Rights Preserved. (a) Dividends on any Series D Preferred Share which are payable, and are punctually paid or duly provided for, on any Dividend Payment Date shall be paid in arrears to the person in whose name such Series D Preferred Share (or one or more predecessor Series D


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Preferred Shares) is registered at the close of business on the next preceding
February 1, May 1, August 1 and November 1 (each, together with any record date established for the payment of Accumulated Dividends, a "Dividend Record Date").

              (b) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series D Preferred Shares with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividends, upon all outstanding Series D Preferred Shares. Unless full cumulative dividends on all outstanding Series D Preferred Shares for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then:

              (i) no dividend (other than (A) with respect to Junior Shares or Parity Shares, a dividend payable solely in any Junior Shares or Parity Shares, respectively, or (B) with respect to Parity Shares, a partial dividend paid pro rata on such Parity Shares and the Series D Preferred Shares) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Junior Shares or Parity Shares, respectively;

              (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any Junior Shares or Parity Shares, other than a distribution consisting solely of Junior Shares or Parity Shares, respectively;

              (iii) no Junior Shares or Parity Shares or any warrants, rights, calls or options exercisable for or convertible into any Parity Share or Junior Share shall be purchased, redeemed or otherwise acquired (other than in exchange for other Junior Shares or Parity Shares, respectively) by the Company or any of its subsidiaries; and

              (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition of any Junior


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       Shares or Parity Shares or any warrants, rights, calls or options exercisable for or convertible into any Parity Share or Junior Share by the Company or any of its subsidiaries.

              Holders of the Series D Preferred Shares will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described. In the event that the Company fails to pay the dividends due for six consecutive quarterly payments, the holders will have the rights and remedies set forth in Section 8.

              (c) Dividends (including Accumulated Dividends) may be paid, subject to Section 11, (i) in cash, (ii) by delivery of Common Shares or (iii) through any combination of the foregoing. The Company will notify the Registrar and make a public announcement no later than the close of business on the tenth Business Day prior to the Record Date for each dividend as to whether it will pay such dividend and, if so, the form of consideration it will use to make such payment.

              (d) Any Accumulated Dividends on any Series D Preferred Share may be paid, subject to Section 11, by the Company in any lawful manner (which shall include the establishment of a record date not more then 45 days prior to the payment thereof) not inconsistent with the requirements of any securities exchange on which the Series D Preferred Shares may be listed, and upon such notice (which shall precede the record date by at least ten Business Days) as may be required by such exchange, if, after notice given by the Company to the Registrar of the proposed payment pursuant to this clause (d), such manner of payment shall be deemed practicable by the Registrar.

              (e) Subject to the foregoing provisions of this Section 7, each Series D Preferred Share delivered under this Schedule upon registration of transfer of or in exchange for or in lieu of any other Series D Preferred Share shall carry the rights to dividends accumulated and unpaid, and to accrue, which were carried by such other Series D Preferred Share.


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              (f)    The holder of record of a Series D Preferred Share at the
close of business on a Dividend Record Date with respect to the payment of dividends on the Series D Preferred Shares will be entitled to receive such dividends with respect to such Series D Preferred Share on the corresponding Dividend Payment Date, notwithstanding the conversion of such share after such Dividend Record Date and prior to such Dividend Payment Date. A Series D Preferred Share surrendered for conversion during the period from the close of business on any Dividend Record Date to the opening of business of the corresponding Dividend Payment Date must be accompanied by a payment in cash, Common Shares or a combination thereof, depending on the method of payment that the Company has chosen to pay such dividend, in an amount equal to such dividend payable on such Dividend Payment Date, unless such Series D Preferred Shares has been called for Mandatory Conversion pursuant to Section 10(b) on a Mandatory Conversion Date occurring during the period from the close of business on any Dividend Record Date to the close of business on the Business Day immediately following the corresponding Dividend Payment Date. The dividend payment with respect to a Series D Preferred Share called for Mandatory Conversion pursuant to Section 10(b) on a Mandatory Conversion Date occurring during the period from the close of business on any Dividend Record Date to the close of business on the Business Day immediately following the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Divided Payment Date. Notwithstanding the immediately preceding three sentences of this Section 7(f), no payment shall be owed or payable to or by any converting holder if the Board of Directors of the Company shall have elected to defer the dividend payment to be made on such Dividend Payment Date pursuant to Section 6(a). Fractional Common Shares will not be issued upon conversion, but in lieu thereof the Company will pay a cash adjustment in the manner set forth in Section 11(c).

              (g) No payment or adjustment will be made by the Company upon conversion of Series D Preferred Shares for accumulated and unpaid dividends or for dividends with respect to the Common Shares issued upon such conversion.


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              8.     Voting Rights. (a) Holders of Series D Preferred Shares
will not be entitled to any voting rights unless (i) required by law or (ii) the Company has not paid scheduled dividend payments for six consecutive quarterly payments (a "Voting Rights Triggering Event"). If a Voting Rights Triggering Event occurs while any Series D Preferred Shares are outstanding, the number of directors constituting the Board of Directors of the Company will be adjusted to permit the holders of the then Outstanding Series D Preferred Shares, voting separately and as a class, to elect such number of members to the Board of Directors of the Company as will constitute at least 20% of the then existing Board of Directors before such election (rounded to the nearest whole number), provided, however, that such number shall be no less than one nor greater than two (the "Series D Preferred Share Directors"), and the number of members of the Company's Board of Directors will be immediately and automatically increased by one or two, as the case may be. The voting rights set forth in the preceding sentence will continue until such time as all dividends in arrears on the Series D Preferred Shares are paid in full, at which time the term of any Series D Preferred Share Director shall terminate. At any time after voting power to elect Directors shall have become vested and be continuing in the holders of the Series D Preferred Shares pursuant to the second preceding sentence, or if a vacancy shall exist in the offices of Series D Preferred Share Directors, the Board of Directors may, and upon written request of the holders of record of at least 25% of the Outstanding Series D Preferred Shares addressed to the Chairman of the Board of the Company, shall, call a special meeting of the holders of the Series D Preferred Shares for the purpose of electing the Series D Preferred Share Directors that such holders are entitled to elect. At any meeting held for the purpose of electing Series D Preferred Share Directors, the presence in person or by proxy of the holders of at least a majority of the Outstanding Series D Preferred Shares shall be required to constitute a quorum of such Series D Preferred Shares. Any vacancy occurring in the office of a Series D Preferred Share Director may be filled by the remaining Series D Preferred Share Director unless and until such vacancy shall be filled by the holders of the Series D Preferred Shares. The Series D Preferred Share Directors shall agree, prior to their election to office, to resign upon any termination of the right of the holders of Series D Preferred Shares to vote as a class for Directors as herein provided, and upon such termination the Series D Preferred Share Directors then in office shall forthwith resign.

              (b) In addition to the voting rights set forth above, the approval of the holders of at least two-thirds of the then Outstanding Series D Preferred Shares voting or consenting, as the case may be, as one class, will be required for the Company to amend the Memorandum of Association, this Schedule or the Bye-Laws, so as to affect adversely the rights, preferences, privileges or voting rights of holders of the Series D Preferred Shares or authorize the issuance of any additional Series D Preferred Shares (other than Series D Preferred Shares to be sold pursuant to the Purchase Agreement); provided, however, that no such modification or amendment may, without the consent of the holders of each Outstanding Series D Preferred Share affected thereby, (i) change the Mandatory Redemption Date, or the due date of any dividend on, any Series D Preferred Shares, or reduce the liquidation preference or redemption price thereof or the rate of dividends thereon, or change the place of payment where, or the coin or currency in which, any Series D Preferred Share or any payment thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Mandatory Redemption Date, or adversely affect the rights to convert any Series D Preferred Share as provided in Section 12, or modify the provisions of this Schedule with respect to the ranking of the Series D Preferred Shares in a manner adverse to the holders,
(ii) alter the voting rights with respect to the Series D Preferred Shares or reduce the percentage of the Outstanding Series D Preferred Shares the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with provisions of this Schedule or (iii) modify any of the provisions of this Section 8 except to increase any such percentage or to provide that certain other provisions of this Schedule cannot be modified or waived without the consent of the holder of each Outstanding Series B Preferred Share affected thereby.

              (c) The Company will not authorize or issue any new class of Senior Shares or any obligation or security convertible or exchangeable into or evidencing a right to purchase shares of any class or series of Senior Shares, without the approval of the holders of at least two-thirds of the then Outstanding Series D Preferred Shares, voting or consenting, as the case may be, as one class.

              (d) Except as set forth in Section 8(c) with respect to Senior Shares, neither (i) the creation, authorization or issuance of any Junior Shares, Parity Shares or Senior Shares or (ii) the increase or decrease in the amount of authorized capital stock of any class, including any preference shares, shall require the consent of the holders of the Series D Preferred Shares or shall be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of Series D Preferred Shares. Furthermore, the consent of the holders of Series D Preferred Shares will not be required for the Company to authorize, create (by way of reclassification or otherwise) or issue any Parity Shares or any obligation or security convertible or exchangeable into, or evidencing a right to purchase, shares of any class or series of Parity Shares.

              9. Ranking. (a) The Series D Preferred Shares will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all Common Shares (whether issued in one or more classes) and to each other class of capital stock or series of preference shares created after February 15, 2000 by the Company, the terms of which do not expressly provide that it ranks senior to or on a parity with the Series D Preferred Shares as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all Common Shares (whether issued in one or more classes) of the Company, as "Junior Shares"); (ii) on a parity with the shares of Series A Preferred Shares, the shares of Series C Preferred Shares, additional Series D Preferred Shares issued by the Company and each other class of capital stock or series of preference shares created after February 15, 2000 by the Company, the terms of which expressly provide that such class or series will rank on a parity with the Series D Preferred Shares as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Shares"); and (iii) junior to each class of capital stock or series of preference shares created after February 15, 2000 in compliance with Section 8(c) by the

Company, the terms of which expressly provide that such class or series will rank senior to the Series D Preferred Shares as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Shares").

              (b) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series D Preferred Shares with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividends, upon all outstanding Senior Shares.

              (c) In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series D Preferred Shares then Outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Shares or Junior Shares by reason of their ownership thereof, an amount equal to $50 per share for each outstanding Series D Preferred Share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including Preferred Shares Liquidated Damages) thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a pro rata dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up). If upon the occurrence of such event the assets thus distributed among the holders of Series D Preferred Shares shall be insufficient to permit the payment to such holders of the full preferential amount, the entire assets of the Company legally available for distribution shall be distributed ratably based upon their respective liquidation preference, among the holders of the Series D Preferred Shares pari passu with the holders of all Parity Shares. After payment of the full preferential amount (and, if applicable, an amount equal to a pro rata dividend to the holders of Outstanding Series D Preferred Shares), such holders shall not be entitled to any further participation in any distribution of assets of the Company.

              10. Mandatory Conversion; Mandatory Redemption. (a) The Series D Preferred Shares may be converted at any time commencing on or after February 15, 2003, in whole or from time to time in part, at the election of the Company ("Mandatory Conversion"), into that number of shares of Common Shares per share of Series D Preferred Share equal to $50.00 (the liquidation preference per share of Series D Preferred Share) divided by the then prevailing Conversion Price if the Conversion Condition has been met. The "Conversion Condition" shall have been met if the Current Market Value of the Common Shares of the Company equals or exceeds 115% of the then prevailing Conversion Price for at least 20 Trading Days in any consecutive 30-day trading period, including the last Trading Day of such 30-day period, ending on the Trading Day prior to the issuance of the press release announcing a Mandatory Conversion referred to in Section 10(b) below.

              (b) To exercise a Mandatory Conversion, the Company shall issue a press release announcing such Mandatory Conversion prior to the opening of business on the first Trading Day after the Conversion Condition has been met. The Company shall give notice ("Mandatory Conversion Notice") of a Mandatory Conversion by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series D Preferred Shares not more than four Business Days after the date of the press release announcing the Mandatory Conversion. For purposes of the immediately preceding sentence, a notice by publication shall include, without limitation, a press release by the Company to Dow Jones News Services or Bloomberg News Services. Each conversion date ("Mandatory Conversion Date") will be a date selected by Company and shall be not less than 30 days and not more than 60 days after the date of the related press release. In addition to any information required by applicable law or regulation, each Mandatory Conversion Notice shall state (i) the Mandatory Conversion Date, (ii) the number of Common Shares to be issued upon conversion of each Series D Preferred Share,
(iii) the number of Series D Preferred Shares to be converted (and, if fewer than all the Series D Preferred Shares are to be converted, the number of Series D Preferred Shares to be converted from such holder), (iv) the place(s) where the Series D Preferred Shares are to be surrendered for delivery of Common Shares, and (v) that dividends on the Series D Preferred Shares to be converted will cease to accumulate on such Mandatory Conversion Date.

              (c) The dividend payment with respect to a Series D Preferred Share called for Mandatory Conversion on a date during the period from the close of business on any Record Date for the payment of dividends to the close of business on the Business Day immediately following the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such Record Date if such share has been converted after such Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence, no payment or adjustment will be made upon a Mandatory Conversion of Series D Preferred Shares for accumulated and unpaid dividends or for dividends with respect to the Common Shares issued upon such conversion. On and after the Mandatory Conversion Date, dividends will cease to accrue on shares of Series D Preferred Shares called for Mandatory Conversion and all rights of holders of such shares will terminate except for the right to receive the Common Shares of the Company issuable upon Mandatory Conversion.


              (d) No Mandatory Conversion may be authorized or made unless, prior to giving the applicable Mandatory Conversion Notice, all accumulated and unpaid dividends for periods ended prior to the date of such redemption notice shall have been paid in cash or, subject to Section 11, in Common Shares.

              (e) In the event of a Mandatory Conversion of fewer than all the Series D Preferred Shares, the Series D Preferred Shares will be chosen for Mandatory Conversion by the Registrar from the Outstanding Series D Preferred Shares not previously called for Mandatory Conversion, pro rata or by lot or by such other method as the Registrar shall deem fair and appropriate, provided that the Company may convert (an "Odd-lot Conversion") all shares held by holders of fewer than 100 Series D Preferred Shares (or by holders that would hold fewer than 100 Series D Preferred Shares following such conversion) prior to its conversion of other Series D Preferred Shares. If fewer than all the Series D Preferred Shares represented by any share certificate are so to be converted, the Company shall issue a new certificate for the shares not converted.

              (f) The Series D Preferred Shares (if not earlier converted) shall be mandatorily redeemed (the "Mandatory Redemption") by the Company on February 15, 2007 (the "Mandatory Redemption Date" provided, however, that if such date is not a Business Day, then the Mandatory Redemption Date shall be the next Business Day), at a redemption price of 100% of the liquidation preference per share plus accumulated and unpaid dividends and Preferred Shares Liquidated Damages, if any, to the Mandatory Redemption Date.

              (g) The Company may, as provided in Section 11, make any payments in respect of the liquidation preference due on the Series D Preferred Shares on the Mandatory Redemption Date, (i) in cash, (ii) by delivery of Common Shares or (iii) through any combination of the foregoing.

              11. Method of Payments. (a) The Company may make any payments due on the Series D Preferred Shares, including dividend payments and Mandatory Redemption payments described in Section 11(b), (i) in cash, (ii) by delivery of Common Shares or (iii) through any combination of the foregoing.

              (b) The Company will make each dividend payment and each Mandatory Redemption payment on the Series D Preferred Shares in cash, except to the extent it has elected to make all or any portion of such payment in Common Shares. The Company may not make any such payment, or any portion thereof (other than a Mandatory Redemption Payment, or portion thereof), in Common Shares unless, on the date of such payment, the Shelf Registration Statement covers the resale of such shares and is effective or is no longer required to be effective in order to effect any resales of such shares. If the Company elects to make any such payment, or any portion thereof, in Common Shares, such shares shall be valued for such purpose (i) in the case of any dividend payment, or portion thereof, at 95% of the Average Market Value and (ii) in the case of any Mandatory Redemption payment, or portion thereof, at 100% of the Average Market Value. If, as a matter of law, including Bermuda law, the Company is not able to issue Common Shares in payment of the Mandatory Redemption price, then the Company may, at its option, cause the Series D Preferred

Shares to be converted on the Mandatory Redemption Date into the same number of Common Shares as the Company could otherwise have issued in satisfaction of the Mandatory Redemption price. The Company shall give the holders of Series D Preferred Shares notice at least 30 days prior to the Mandatory Redemption Date of (i) the form of consideration the Company will use to make payments due on the Mandatory Redemption Date and (ii) if any such payments are to be made in Common Shares of the Company, whether the Company will issue such Common Shares or convert the Series D Preferred Share into such Common Shares.

              (c) No fractional Common Shares will be delivered to the holders of the Series B Preferred Shares, but the Company will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a Common Share. The amount of such cash adjustment will be determined based on the proceeds received by the Registrar from the sale of that number of Common Shares, which the Company will deliver to the Registrar for such purpose, equal to the aggregate of all such fractions (round up to the nearest whole share). The Registrar is authorized and directed to sell such shares at the best available prices and distribute the proceeds to the holders in proportion to their respective interests therein. The Company will pay the expenses of the Registrar with respect to such sale, including brokerage commissions.

              (d) Any portion of any payment on or in respect of the Series D Preferred Shares that is declared and not paid through the delivery of Common Shares will be paid in cash.

              (e)    Prior to the issuance of any Common Shares pursuant to this
Section 11, the Company shall have provided for the listing or quotation of such Common Shares on the New York Stock Exchange, the Nasdaq National Market or any other SEC recognized, national securities exchange or automated quotation system in the United States upon which the Common Shares are then listed or quoted.

              12. Conversion. (a) Subject to and upon compliance with the provisions of this Schedule, at the option of the holder thereof, any Series D Preferred Share may be converted at any time after February 18, 2000 at the liquidation preference thereof into fully paid and nonassessable Common Shares (calculated as to each conversion to the nearest 1/100 of a share), at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the Business Day next preceding the Mandatory Redemption Date.

              The price at which Common Shares shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $19.8303 per Common Share. The Conversion Price shall be adjusted in certain instances as provided in Section 12(d) and Section 12(e).

              (b) In order to exercise the conversion privilege, the holder of any Series D Preferred Share to be converted shall surrender the certificate for such share, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such share or, if fewer than all the Series D Preferred Shares represented by a single share certificate are to be converted, the number of shares represented thereby to be converted. No payment or adjustment shall be made by the Company upon any conversion on account of any dividends accrued on the Series D Preferred Shares surrendered for conversion or on account of any dividends on the Common Shares issued upon conversion. In no event shall the Company be obligated to pay any converting holder any unpaid Accumulated Dividends upon conversion.

              Series D Preferred Shares shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such shares as holders shall cease, and the person or persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full Common Shares issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 12(c).

              In the case of any conversion of fewer than all the Series D Preferred Shares evidenced by a certificate, upon such conversion the Company shall execute and the Registrar shall countersign and deliver to the holder thereof, at the expense of the Company, a new certificate or certificates representing the number of unconverted Series D Preferred Shares.

              (c) No fractional Common Shares shall be issued upon the conversion of a Series D Preferred Share. If more than one Series D Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series D Preferred Shares so surrendered. Instead of any fractional Common Share which would otherwise be issuable upon conversion of any Series D Preferred Share, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price (as defined in Section 12(d)(vii)) per Common Share at the close of business on the Business Day prior to the day of conversion.

              (d) The conversion price shall be adjusted from time to time by the Company as follows:

              (i) if the Company shall hereafter pay a dividend or make a distribution to holders of the outstanding Common Shares in Common Shares, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the Common Share Record Date (as defined in Section 12(d)(vii)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Common Share Record Date. If any dividend or distribution of the type described in this Section 12(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared;

              (ii) if the Company shall offer or issue rights or warrants to holders of its outstanding Common Shares entitling them to subscribe for or purchase Common Shares at a price per share less than the Current Market Price (as defined in Section 12(d)(vii)) on the Common Share Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Common Share Record Date by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the Common Share Record Date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares subject to such rights or warrants would purchase at such Current Market Price and of which the denominator shall be the number of Common Shares outstanding at the close of business on the Common Share Record Date plus the total number of additional Common Shares subject to such rights or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Common Share Record Date fixed for determination of shareholders entitled to purchase or receive such rights or warrants. To the extent that Common Shares are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than such Current Market Price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors;

              (iii) if the outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective;

              (iv) if the Company shall, by dividend or otherwise, distribute to holders of its Common Shares any class of capital stock of the Company (other than any dividends or distributions to which Section 12(d)(i) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in Section 12(d)(ii) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 12(e) applies) (the foregoing hereinafter in this
       Section 12(d)(iv) called the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Common Share Record Date (as defined in Section 12(d)(vii)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 12(d)(vii)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Distributed Securities so distributed applicable to one Common Share and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Common Share Record Date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Common Share is equal to or greater than the Current Market Price on the Common Share Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series D Preferred Shares shall have the right to receive upon conversion of a Series D Preferred Share (or any portion thereof) the amount of Distributed Securities such holder would have received had such holder converted such Series D Preferred Share (or portion thereof) immediately prior to such Common Share Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12(d)(iv) by reference to the actual or when issued trading market for any securities constituting all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 12(d)(vii) to the extent possible.

              Rights or warrants distributed by the Company to holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (A) are deemed to be transferred with such Common Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 12(d)(iv) (and no adjustment to the Conversion Price under this Section 12(d)(iv) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 12(d)(iv) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the first issuance of Series D Preferred Shares, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants, without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the

       Conversion Price under this Section 12(d) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

              Notwithstanding any other provision of this Section 12(d)(iv) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 12(d)(iv) if the Company makes proper provision so that each holder of Series D Preferred Shares who converts a Series D Preferred Share (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the Common Shares issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Series D Preferred Share into a Common Share.

              For purposes of this Section 12(d)(iv) and Sections 12(d)(i) and
       (ii), any dividend or distribution to which this Section 12(d)(iv) is applicable that also includes Common Shares, or rights or warrants to subscribe for or purchase Common Shares to which Section 12(d)(ii) applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such Common Shares or rights or warrants to which
       Section 12(d)(ii) applies (and any Conversion Price reduction required by this Section 12(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such Common Shares or such rights or warrants (and any further Conversion Price reduction required by Sections 12(d)(i) or 12(d)(ii) with respect to such dividend or distribution shall then be made), except that (1) the Common Share Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the Common Share Record Date fixed for such determination" and "the Common Share Record Date" within the meaning of
       Section 12(d)(i) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Common Share Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Common Share Record Date" for purposes of Section 12(d)(ii), and (2) any Common Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" for the purposes of Section 12(d)(i).

              (v) If the Company shall, by dividend or otherwise, distribute to holders of its Common Shares cash (excluding any cash that is distributed upon a merger or consolidation to which Section 12(e) applies or as part of a distribution referred to in Section 12(d)(iv)) in an aggregate amount that, combined together with (A) the aggregate amount of any other such distributions to holders of its Common Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this
       Section 12(d)(v) has been made, and (B) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company for all or any portion of the Common Shares concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to
       Section 12(d)(vi) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 12(d)(vii)) on the Common Share Record Date with respect to such distribution times the number of Common Shares outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Common Share Record Date by a fraction (1) the numerator of which shall be equal to the Current Market Price on the Common Share Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of Common Shares outstanding on the Common Share Record Date and (2) the denominator of which shall be equal to the Current Market Price on such Common Share Record Date; provided, however, that, if the portion of the cash so distributed applicable to one Common Share is equal to or greater than the Current Market Price of the Common Shares on the Common Share Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series D Preferred Shares shall have the right to receive upon conversion of a Series D Preferred Share (or any portion thereof) the amount of cash such holder would have received had such holder converted such Series D Preferred Share (or portion thereof) immediately prior to such Common Share Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to holders of Common Shares as to which the Company makes the election permitted by Section 12(d)(xii) and as to which the Company has complied with the requirements of such
       Section 12(d)(xii) shall be treated as not having been made for all purposes of this Section 12(d)(v).

              (vi) if a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Shares expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with
       (A) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Shares expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12(d)(vi) has been made and (B) the aggregate amount of any distributions to all holders of the Common Shares made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to
       Section 12(d)(v) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 12(d)(vii)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of Common Shares outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of Common Shares outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of
       (x) the fair market
       value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 12(d)(vi) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12(d)(vi).

              (vii) For purposes of this Section 12(d), the following terms shall have the meaning indicated:

                     "Beneficial Ownership" means a beneficial owner as
              determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

                     "Change of Control" means the occurrence of any of the
              following transactions or series of transactions in which less than 50% of the consideration to be received by holders of the Common Shares of the Company (excluding amounts payable in respect of appraisal rights and cash in lieu of fractional shares) in such transaction or series of transactions consists of shares of common stock traded or to be traded immediately following such transaction of series of transactions on a national securities exchange or the Nasdaq National Market: (i) the acquisition (directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, other than any acquisition by the Company, any of its subsidiaries or pursuant to an employee benefit plan of the Company) by any person of Beneficial Ownership of 80% or more of both the total voting power and value of all shares of capital stock of the Company entitled to vote generally in elections of the members of the Board of Directors of the Company, or (ii) any consolidation or merger of the Company with or into any other entity, any merger of another entity into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company to another person or entity, other than (A) any transaction pursuant to which holders of the voting stock of the Company immediately prior to such transaction are entitled to exercise, directly or indirectly, 20% or more of the total voting power of all shares of the capital stock of the Company entitled to vote generally in the election of directors of the continuing or surviving entity immediately after such transaction, or (B) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Shares of the Company solely into shares of common stock of the surviving entity.

                     "Change of Control Average" has the meaning set forth in
              Section 12(d)(xiii).

                     "closing price" with respect to any securities on any day
              means the closing price on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on the Nasdaq National Market or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system in the United States on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system in the United States, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service in the United States, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

                     "Common Share Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                     "Current Market Price" means the average of the daily
              closing prices per Common Share for the 10 consecutive Trading Days immediately prior to the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12(d)(i), (ii), (iii), (iv), (v) or (vi) occurs during such 10 consecutive Trading Days, the closing price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to
              Section 12(d)(i), (ii), (iii), (iv), (v) or (vi) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event and
              (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or
              (B) of this proviso, the closing price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 12(d)(iv) or
              (v), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one Common Share as of the close of business on the day before such "ex" date. For purposes of any computation under
              Section 12(d)(vi), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per Common Share for such day and the next two succeeding Trading Days; provided, however, that, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12(d)(i), (ii), (iii), (iv), (v) or (vi) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date (1) when used with respect to any issuance or distribution, means the first date on which the Common Shares trade regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of Common Shares, means the first date on which the Common Shares trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (3) when used with respect to any tender or exchange offer means the first date on which the Common Shares trade regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12(d), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12(d) and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.

                     "fair market value" shall mean the amount which a willing
              buyer would pay a willing seller in an arm's-length transaction.

                     "Temporary Conversion Price Adjustment Period" has the
              meaning set forth in Section 12(d)(xiii).

                     "Person" includes any syndicate or group which would be
              deemed to be a "person" under Section 13d-3 of the Exchange Act.

              (viii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12(d)(viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made by the Company and shall be made to the nearest cent. No adjustment need be made for a change in the par value or no par value of the Common Shares.

              (ix)   Except in the case of a Change of Control as provided in
       Section 12(d)(xiii), whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Registrar an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Series D Preferred Shares at such holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

              (x) In any case in which this Section 12(d) provides that an adjustment shall become effective immediately after a Common Share Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Series D Preferred Share converted after such Common Share Record Date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment.

              (xi) For purposes of this Section 12(d), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

              (xii) In lieu of making any adjustment to the Conversion Price pursuant to Section 12(d)(v), the Company may elect to reserve an amount of cash for distribution to the holders of Series D Preferred Shares upon the conversion of the Series D Preferred Shares so that any such holder converting Series D Preferred Shares will receive upon such conversion, in addition to the Common Shares and other items to which such holder is entitled, the full amount of cash which such holder would have received if such holder had, immediately prior to the Common Share Record Date for such distribution of cash, converted its Series D Preferred Shares into Common Shares, together with any interest accrued with respect to such amount, in accordance with this Section 12(d)(xii). The Company may make such election by providing an Officers' Certificate to the Registrar to such effect on or prior to the payment date for any such distribution and depositing with the Registrar on or prior to such date an amount of cash equal to the aggregate amount that the holders of Series D Preferred Shares would have received if such holders had, immediately prior to the Common Share Record Date for such distribution, converted all the Series D Preferred Shares into Common Shares. Any such funds so deposited by the Company with the Registrar shall be invested by the Registrar in unconditional U.S. Government obligations with a maturity not more than three months from the date of issuance. Upon conversion of Series D Preferred Shares by a holder thereof, such holder shall be entitled to receive, in addition to the Common Shares issuable upon conversion, an amount of cash equal to the amount such holder would have received if such holder had, immediately prior to the Common Share Record Date for such distribution, converted its Series D Preferred Shares into Common Shares, along with such holder's pro rata share of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this Section 12(d)(xii), the Company shall give or shall cause to be given notice to all holders of Series D Preferred Shares of such election, which notice shall state the amount of cash per Series D Preferred Share such holders shall be entitled to receive (excluding interest) upon conversion of the Series D Preferred

       Shares as a consequence of the Company having made such election.

              (xiii) if a Change of Control occurs, the Conversion Price shall be reduced for a period of 30 days (the "Temporary Conversion Price Adjustment Period") commencing on the day the Company gives notice by mail (as described below) to the holders of Series D Preferred Shares of such Change of Control to the arithmetic average of the volume-weighted average daily trading prices of the Common Shares of the Company (the "Change of Control Average") during ten Trading Days ending on the fifth Business Day prior to the date of the closing of the Change of Control; provided, however, such a reduction of the Conversion Price shall only be made if the Change of Control Average is less than the Conversion Price then in effect. After a Temporary Conversion Price Adjustment Period, the Conversion Price shall be the Conversion Price prevailing immediately prior to such Temporary Conversion Price Adjustment Period. In the event that any adjustment to the Conversion Price other than an adjustment pursuant to this Section 12(d)(xiii) shall occur during a Temporary Conversion Price Adjustment Period, such other adjustment shall be reflected (i) in the Conversion Price during a Temporary Conversion Price Adjustment Period and (ii) in the Conversion Price immediately after the Temporary Conversion Price Adjustment Period. Within 30 days after the occurrence of a Change of Control, the Company shall give notice by mail to the holders of the Series D Preferred Shares of any Change of Control resulting in an adjustment to the Conversion Price. In addition to any information required by applicable law or regulation, a notice of a Change of Control shall state (i) the first and last date of the Temporary Conversion Price Adjustment Period, (ii) the Conversion Price in effect immediately prior to the Temporary Conversion Price Adjustment Period, and (iii) the Conversion Price in effect during the Temporary Conversion Price Adjustment Period.

              (e) Subject to Section 13, in case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancelation of outstanding shares of Common Shares of the Company), or in case of any sale, conveyance or transfer of all or substantially all the assets of the Company, the holder of each Series D Preferred Share then outstanding shall have the right thereafter, during the period such Series D Preferred Share shall be convertible as specified in Section 12(a), to convert such Series D Preferred Share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of Common Shares of the Company into which such Series D Preferred Share might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of Common Shares of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each Common Share of the Company in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section 12 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. The above provisions of this Section 12 shall similarly apply to successive consolidations, mergers, conveyances or transfers.

              (f)    In case:

              (i) the Company shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than in cash out of its earned surplus; or

              (ii) the Company shall authorize the granting to all holders of its Common Shares of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

              (iii) of any reclassification of the Common Shares of the Company (other than a subdivision or combination of its outstanding Common Shares), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, conveyance or transfer of all or substantially all the assets of the Company; or

              (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Registrar and at each office or agency maintained for the purpose of conversion of Series D Preferred Shares, and shall cause to be mailed to all holders at their last addresses as they shall appear in the Series D Preferred Shares register, at least 20 Business Days (or 10 Business Days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give the notice required by this Section 12(f) or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

              (g) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of Series D Preferred Shares, the full number of Common Shares then issuable upon the conversion of all outstanding Series D Preferred Shares.

              (h) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of Common Shares on conversion of Series D Preferred Shares pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Shares in a name other than that of the holder of the Series D Preferred Share or Series D Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid or is not payable.

              13. Consolidation, Merger, Conveyance or Transfer. Without the vote or consent of the holders of a majority of the then Outstanding Series D Preferred Shares, the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless (a) the entity formed by such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of Bermuda, the United States or any State thereof or the District of Columbia; (b) if the Company is not the resulting entity, the Series D Preferred Shares are converted into or exchanged for and become shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights that the Series D Preferred Shares had immediately prior to such transaction; (c) immediately after giving effect to such transaction, no Voting Rights Triggering Event has occurred and is continuing and (d) the Company shall have delivered to the Registrar an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer complies with this Section 13 and that all conditions precedent herein provided for relating to such transaction have been complied with.

              14. SEC Reports; Reports by Company. So long as any Series D Preferred Shares are outstanding, the Company shall file with the SEC and, within 15 days after it files them with the SEC, with the Registrar and, if requested, furnish to the holders of Series D Preferred Shares all annual, quarterly and current reports and the information, documents, and other reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company is not required or shall cease to be required to file SEC Reports pursuant to the Exchange Act, the Company will nevertheless file such reports with the SEC (unless the SEC will not accept such a filing). Whether or not required by the Exchange Act to file SEC Reports with the SEC, so long as any Series D Preferred Shares are Outstanding, the Company will furnish or cause to be furnished copies of the SEC Reports to the holders of Series D Preferred Shares at the time the Company is required to make such information available to the Registrar and to prospective investors who request it in writing. In addition, the Company has agreed that, for so long as any Series D Preferred Shares remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under Securities Act.

              15. Definitions. For purposes of this Schedule, the following terms shall have the meaning set forth below:

              "Accumulated Dividends" has the meaning set forth in Section 6(a).

              "Agent Members" has the meaning set forth in Section 4(c).

              "Average Market Value" of the Common Shares means the arithmetic average of the Current Market Value of the Common Shares for the ten Trading Days ending on the second Business Day prior to (i) in the case of the payment of any dividend, the Record Date for such dividend and (ii) in the case of any other payment, the date of such payment.

              "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

              "Bye-Laws" has the meaning set forth in the Recitals.

              "Closing Date" means any Closing Date under the Purchase
Agreement.

              "closing price" has the meaning set forth in Section 12(d)(vii).

              "Common Share Record Date" has the meaning set forth in Section 12(d)(vii).

              "Common Shares" means common shares of the Company, par value $0.01 per share.

              "Companies Act" has the meaning set forth in Section 6(a).

              "Company" has the meaning set forth in the Recitals.

              "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

              "Conversion Agent" has the meaning set forth in Section 5(a).

              "Conversion Condition" has the meaning set forth in Section 10(a).

              "Conversion Price" has the meaning set forth in Section 12(a).

              "Current Market Price" has the meaning set forth in Section 12(d)(vii).

              "Current Market Value" of the Common Shares means the average volume-weighted daily trading price of the Common Shares as reported on the New York Stock Exchange, the Nasdaq National Market or such other SEC-recognized national securities exchange or trading system which the Company may from time to time designate, upon which the greatest number of the Common Shares are then listed or traded, for the Trading Day in question.

              "Depositary" has the meaning set forth in Section 4(b).

              "Dilution Trigger Event" has the meaning set forth in Section 12(d)(iv).

              "Distributed Securities" has the meaning set forth in Section 12(d)(iv).

              "Dividend Payment Date" means each February 15, May 15, August 15 and November 15; provided, however, that if such date shall not be a Business Day, then such date shall be the next Business Day.

              "Dividend Record Date" has the meaning set forth in Section 7(a).

              "DTC" has the meaning set forth in Section 4(b).

              "Exchange Act" means the Securities Exchange Act of 1934.

              "Expiration Time" has the meaning set forth in Section 12(d)(vi).

              "fair market value" has the meaning set forth in Section
12(d)(vii).

              "Global Series D Preferred Share" has the meaning set forth in
Section 4(b).

              "Global Shares Legend" has the meaning set forth in Section 4(b).

              "Initial Purchasers" means Lehman Brothers Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc.,

ING Barings LLC, C.E. Unterberg, Towbin, Credit Lyonnais Securities (USA) Inc. and SG Cowen Securities Corporation.

              "Junior Shares" has the meaning set forth in Section 9(a).

              "Mandatory Conversion" has the meaning set forth in Section 10(a).

              "Mandatory Conversion Date" has the meaning set forth in Section 10(b).

              "Mandatory Conversion Notice" has the meaning set forth in Section 10(b).

              "Mandatory Redemption" has the meaning set forth in Section 10(f).

              "Mandatory Redemption Date" has the meaning set forth in Section 10(f).

              "Memorandum of Association" has the meaning set forth in the Recitals.

              "nonelecting share" has the meaning set forth in Section 12(e).

              "Odd-lot Conversion" has the meaning set forth in Section 10(e).

              "Officers' Certificate" means a certificate of the Company signed in the name of the Company by its Chairman of the Board, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

              "Outstanding" means when used with respect to Series D Preferred Shares means, as of the date of determination, all Series D Preferred Shares theretofore authenticated and delivered under this Schedule, except (a) Series D Preferred Shares theretofore converted into Common Shares in accordance with Sections 10 or 12 and Series D Preferred Shares theretofore canceled by the Registrar or delivered to the Registrar for cancelation; (b) Series D Preferred Shares for whose payment or redemption money in the necessary amount has been theretofore deposited with the Registrar or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such Series D Preferred Shares; provided that, if such Series D Preferred Shares are to be redeemed, notice of such redemption has been duly given pursuant to this Schedule or provision therefor satisfactory to the Registrar has been made; and (c) Series D Preferred Shares (x) that are mutilated, destroyed, lost or stolen which the Company has decided to pay or (y) in exchange for or in lieu of which other Series D Preferred Shares have been authenticated and delivered pursuant to this Schedule; provided, however, that, in determining whether the holders of the Series D Preferred Shares have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Series D Preferred Shares owned by the Company or any other obligor upon the Series D Preferred Shares or any affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Series D Preferred Shares which the Registrar has actual knowledge of being so owned shall be so disregarded. Series D Preferred Shares so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Registrar the pledgee's right so to act with respect to such Series D Preferred Shares and that the pledgee is not the Company or any other obligor upon the Series D Preferred Shares or any affiliate of the Company or of such other obligor.

              "Parity Shares" has the meaning set forth in Section 9(a).

              "Paying Agent" has the meaning set forth in Section 5(a).

              "Preferred Shares Liquidated Damages" has the meaning set forth in
Section 6(b).

              "Purchase Agreement" means the Purchase Agreement dated February 14, 2000, among the Company and the Initial Purchasers.

              "Purchased Shares" has the meaning set forth in Section 12(d)(vi).

              "QIBs" has the meaning set forth in Section 4(a).

              "Registrar" has the meaning set forth in Section 3.

              "Registrable Securities" has the meaning set forth in Section
5(c).

              "Registration Default" has the meaning set forth in Section 6(b).

              "Registration Rights Agreement" means the Registration Rights Agreement dated as of February 18, 2000, among the Company and the Initial Purchasers.

              "Regulation S" has the meaning set forth in Section 4(a).

              "Restricted Shares Legend" has the meaning set forth in Section 4(a).

              "resulting entity" has the meaning set forth in Section 13.

              "Rule 144A" has the meaning set forth in Section 4(a).

              "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the adoption of this Schedule such commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

              "SEC Reports" has the meaning set forth in Section 14.

              "Securities Act" has the meaning set forth in Section 4(a).

              "Senior Shares" has the meaning set forth in Section 9(a).

              "Series A Preferred Shares" means the Series A Convertible Preferred Stock, $0.01 par value, of the Company.

              "Series C Preferred Shares" means the 6% Series C Convertible Redeemable Preferred Stock due 2006, $0.01 par value, of the Company.


              "Series D Preferred Share Directors" has the meaning set forth in
Section 8(a).

              "Series D Preferred Shares" has the meaning set forth in Section
1.

              "Shelf Registration Statement" has the meaning set forth in
Section 6(b)(i).

              "Trading Day" means any Business Day on which the Common Shares are traded on a national, SEC-recognized exchange or trading system.

              "Transfer Restricted Securities" means each Registrable Security until the earlier of (A) the second anniversary of the last Closing Date pursuant to the Purchase Agreement and (B) such time as (1) such Registrable Security shall no longer constitute a restricted security for purposes of Rule 144(k) of the Securities Act or (2) such Registrable Security has been sold pursuant to the Shelf Registration Statement.

              "Voting Rights Triggering Event" has the meaning set forth in
Section 8(a).

              IN WITNESS WHEREOF, the Company has caused this Schedule to be duly executed and attested as of this 18th day of February, 2000.

                                      LORAL SPACE & COMMUNICATIONS LTD.

                                      by:   /s/Eric J. Zahler
                                            ------------------------------
                                            Name:  Eric J. Zahler
                                            Title: President and Chief
                                                   Operating Officer




ATTEST:

by:   /s/Janet T. Yeung
      ------------------------------
      Name:  Janet T. Yeung
      Title: Associate General
             Counsel and Assistant
             Secretary

                                                                       EXHIBIT A


                                FACE OF SECURITY

[Restricted Shares Legend (include if Security is not registered under the U.S. Securities Act of 1933): THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE ISSUERS THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHEN THIS SECURITY NO LONGER CONSTITUTES A "RESTRICTED" SECURITY UNDER RULE 144(K) OF THE SECURITIES ACT EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITIES OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(E) AND (F) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRANSFER AGENT FOR SUCH SECURITIES TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN

FORM AND SUBSTANCE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.]


[Global Shares Legend (include if Security is issued as a global certificate):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

              TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE PREFERRED STOCK SCHEDULE REFERRED TO BELOW.

       IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]



                                                                Number of Shares
Number: ____                                                         ____ Shares

                                                     144A CUSIP NO.: 543885 60 2
                                             Regulation S CUSIP NO.: G56462 16 4

           6% SERIES D CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2007

                                       OF

                        LORAL SPACE & COMMUNICATIONS LTD.

              LORAL SPACE & COMMUNICATIONS LTD., an exempted company organized under the laws of Bermuda (the "Company"), hereby certifies that [HOLDER] (the "Holder") is the registered owner of fully paid and non-assessable preference securities of the Company designated the 6% Series D Convertible Redeemable Preferred Stock due 2007, par value U.S.$0.01 and liquidation preference U.S.$50.00 per share (the "Preferred Stock"). The shares of Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the schedule to the Bye-Laws of the Company dated February 18, 2000, as the same may be amended from time to time in accordance with its terms (the "Preferred Stock Schedule"). Capitalized terms used herein but not defined shall have the meaning given them in the Preferred Stock Schedule. The Company will provide a copy of the Preferred Stock Schedule to a Holder without charge upon written request to the Company at its principal place of business.

              Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Preferred Stock Schedule, which select provisions and the Preferred Stock Schedule shall for all purposes have the same effect as if set forth at this place.

              Upon receipt of this certificate, the Holder is bound by the Preferred Stock Schedule and is entitled to the benefits thereunder.

              Unless the Transfer Agent's valid countersignature appears hereon, the shares of Preferred Stock evidenced hereby shall not be entitled to any benefit under the Preferred Stock Schedule or be valid or obligatory for any purpose.

              IN WITNESS WHEREOF, the Company has executed this certificate as of the date set forth below.


                                       LORAL SPACE & COMMUNICATIONS LTD.,


                                       By:
                                            --------------------------
                                       Name:
                                            Title:

[Seal]

                                       By:
                                            --------------------------
                                       Name:
                                            Title:

                                       Dated:


COUNTERSIGNED AND REGISTERED


THE BANK OF NEW YORK
as Transfer Agent,


By:
     ----------------------
      Authorized Signatory

Dated:

                               REVERSE OF SECURITY

                        LORAL SPACE & COMMUNICATIONS LTD.

6% Series B Convertible Redeemable Preferred Stock due 2007

              Dividends on each share of Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Preferred Stock Schedule (including Preferred Stock Liquidated Damages). Dividends may be paid, at the option of the Company, in cash, or, subject to certain limitations, in shares of Common Stock of the Company or a combination of cash and shares of Common Stock of the Company.

              The shares of Convertible Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Preferred Stock Schedule.

              The Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the Company.

                                   ASSIGNMENT

              FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

----------------------------------------
(Insert address and zip code of assignee)

and irrevocably appoints:


--------------------------------------------------------------------------------

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:
     ------------------------------------
Signature:
          -------------------------------
(Sign exactly as your name appears on the other side of this Convertible Preferred Stock Certificate)

Signature Guarantee:_____________________(1)







--------
   (1) Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

                              NOTICE OF CONVERSION


                    (To be Executed by the Registered Holder in order to Convert the Preferred Stock)


The undersigned hereby irrevocably elects to convert (the "Conversion") _________ shares of 6% Series D Convertible Redeemable Preferred Stock due 2007 (the "Preferred Stock"), represented by stock certificate No(s). (the "Preferred Stock Certificates") into shares of common stock, par value U.S.$0.01 per share ("Common Stock"), of Loral Space & Communications Ltd. (the "Company") according to the conditions of the schedule to the Company's Bye-Laws establishing the terms of the Preferred Stock (the "Preferred Stock Schedule"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).*

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the "Act"), or pursuant to any exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Preferred Stock Schedule and the Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Preferred Stock Schedule.

                             Date of Conversion:
                                                --------------------------

                             Applicable Conversion Price:
                                                         -----------------

                             Number of shares of

                             Preferred Stock to be Converted:
                                                             -------------

                             Number of shares of
                             Common Stock to be Issued:
                                                       -------------------

                             Signature:
                                       -----------------------------------

                             Name:
                                  ----------------------------------------

                             Address:**
                                       -----------------------------------


                             Fax No.:
                                     -------------------------------------


*The Company is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Preferred Stock Certificate(s) to be converted.

**Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

[Global Share Schedule: (include if Security is issued as a global certificate)]



                    SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

              The initial number of Series D Preferred Shares represented by this Global Series D Preferred Share shall be _______. The following exchanges of a part of this Global Series D Preferred Share have been made:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Number of shares
                       Amount of decrease in       Amount of increase in    represented by this Global
                         number of shares            number of shares        Series D Preferred Share
                    represented by this Global  represented by this Global  following such decrease or   Signature of authorized
  Date of Exchange   Series D Preferred Share    Series D Preferred Share            increase              officer of Registrar
  ----------------   ------------------------    ------------------------            --------              --------------------
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                          FORM OF TRANSFER CERTIFICATE

                    (Transfers pursuant to Section 5(b)(ii),
             Section 5(b)(iii) or Section 5(b)(iv) of the Schedule)


The Bank of New York, as Transfer Agent
101 Barclay Street, Floor 21 West
New York, New York 10286

At: Stock Transfer
     Administration

Re:  Loral Space & Communications Ltd.
     6% Series D Convertible Redeemable Preferred Shares due
     2007 (the "Series D Preferred Shares")

              Reference is hereby made to Schedule IV (the "Schedule") to the Bye-laws of Loral Space & Communications Ltd. Capitalized terms used but not defined herein shall have the meanings given them in the Schedule.

              This letter relates to __________ Series D Preferred Shares (the "Securities") which are held [in the form of the [Global] Security (CUSIP No. __) with the Depositary](2) in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities.

              In connection with such request, and in respect of Securities, the Transferor does hereby certify the Securities are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:


-------------------
   (2) Insert, if appropriate.

CHECK ONE BOX BELOW:

              (1)  [ ]      to a transferee that the Transferor reasonably
                            believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

              (2)  [ ]      outside the United States to a Non-U.S. Person in a
                            transaction complying with Rule 904 of Regulation S under the Securities Act;

              (3)  [ ]      pursuant to an exemption from registration under the
                            Securities Act provided by Rule 144 thereunder (if available); or

              (4)  [ ]      in accordance with another exemption from the
                            registration requirements of the Securities Act
                            (based upon an opinion of counsel if the Company so requests).



                                                 [Name of Transferor]


                                                 by:
                                                     ------------------------
                                                     Name:
                                                     Title:

Dated:


cc:  Loral Space & Communications Ltd.
     600 Third Avenue
     New York, NY 10016
     At.:  Corporate Secretary